KELLWOOD REJECTS IDENTICAL PROPOSAL FROM SUN CAPITAL

St. Louis, MO — November 13, 2007 — Kellwood Company (NYSE:KWD) today commented on a letter it received from Sun Capital Securities Group, LLC (“Sun Capital”) on November 12, 2007:

“Yesterday’s letter from Sun Capital simply reiterates the terms of its September 18, 2007 proposal. As previously announced, after a careful review with the assistance of the Company’s independent financial advisors, the Board of Directors concluded that Sun Capital’s unsolicited proposal significantly undervalues the strength of Kellwood’s expanded portfolio of brands and the Company’s opportunities for sales and earnings growth, including the potential benefits of the execution of the Company’s strategic plan. The Board therefore unanimously determined that the proposal was not in the best interests of Kellwood and its shareholders.

The Kellwood Board strongly believes in the Company’s ability to successfully execute its strategic plan and provide greater value to its shareholders than Sun Capital’s proposal. As evidenced by the actions already undertaken, and through the continued execution of this plan, Kellwood is positioned to become a brand-focused marketing enterprise, leading to sustained sales growth and double digit increases in net earnings and earnings per share.”

Banc of America Securities LLC is acting as financial advisor, and McDermott Will & Emery is serving as legal counsel, to Kellwood.

About Kellwood

Kellwood (NYSE:KWD) is a $1.6 billion leading marketer of apparel and consumer soft goods. Specializing in branded products, the Company markets to all channels of distribution with products and brands tailored to each specific channel. Kellwood brands include Vince®, HOLLYWOULD®, Phat Farm®, Baby Phat®, Sag Harbor®, Koret®, Jax®, Democracy®, Sangria™, Jolt®, My Michelle®, Briggs New York®, Hanna Andersson®, Onesies®, Kelty®, Royal Robbins® and Sierra Designs®. Calvin Klein®, XOXO®, David Meister®, Gerber®, and O Oscar, an Oscar de la Renta Company, are produced under licensing agreements. For more information, visit www.kellwood.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "forecast", "planned", "should", "anticipate" and similar expressions may identify forward-looking statements. Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot and do not give any assurance that such expectations will prove to be correct. These forward-looking statements, which represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: intense competition in the apparel industry on many fronts, including from our retail customers’ private label or exclusive brand programs; failing to continually

-MORE-

PAGE TWO

anticipate fashion trends and consumer tastes; uncertainties regarding consumer confidence and spending patterns; concentration of our customers; consolidation and change in the retail industry; performance of our retail customers in selling our goods; execution of the long-term corporate strategy; loss of key personnel; continued value of owned and licensed brands; ability to generate sufficient sales to offset the minimum royalty payments we must pay with respect to licensed brands; inability to protect our intellectual property rights; reliance on independent manufacturers; the continued movement in the global location of lowest cost manufacturing sources; fluctuations in the price, availability and quality of raw materials; availability of suitable acquisition candidates; integration of completed acquisitions into our existing business and the availability of reasonably priced debt. These factors should be read in conjunction with the risk factors included in our Annual Report to Stockholders on Form 10-K for 2006 (the fiscal year ended February 3, 2007) and subsequent periodic filings. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.

###

FINANCIAL CONTACTS:

Samuel W. Duggan II

VP Investor Relations and Treasurer

Kellwood Company

314.576.8580

sam.duggan@kellwood.com

Joele Frank / Eric Brielmann / Jennifer Schaefer

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

Allison Malkin

Integrated Corporate Relations

203.682.8225